Exhibit 10.4

WELLS FARGO LENDER NOTE

July 29, 2010

FOR VALUE RECEIVED, JARDEN RECEIVABLES, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), or its registered assigns, on or before the Commitment Termination Date, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and/or any continuation thereof and/or in the records of Wells Fargo) made by Wells Fargo pursuant to that certain Second Amended and Restated Loan Agreement, dated as of July 29, 2010 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Loan Agreement”), among the Borrower, Jarden Corporation, as the Servicer, Wells Fargo, Three Pillars Funding LLC, as a Lender, and SunTrust Robinson Humphrey, Inc., as Administrator.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by the Administrator pursuant to the Loan Agreement.

This promissory note is a “Lender Note” referred to in, and evidences indebtedness incurred under, the Loan Agreement, and the holder hereof is entitled to the benefits of the Loan Agreement, to which reference is made for a description of the security for this Lender Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced hereby and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS LENDER NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

JARDEN RECEIVABLES, LLC

By: SUNBEAM PRODUCTS, INC.
Its: manager and sole member

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Vice President